FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between Washington Prime Group Inc., an Indiana corporation (the “Company”), and Robert P. Demchak (“Executive”), effective as of February 21, 2017.

WHEREAS, the Company and Executive are parties to an amended and restated employment agreement, dated as of January 31, 2017, effective as of January 1, 2017 (the “Employment Agreement”) (capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement); and

WHEREAS, the Company and Executive now desire to amend the Employment Agreement to reflect Executive’s continued employment on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Terms of Employment.    Section 2(b)(iii)(A) and (B) of the Employment Agreement are hereby deleted in their entirety and replaced as follows:

“(A)    2017 Performance Award Grant. On the date on which 2017 annual equity awards are granted to the Company’s senior executives, the Executive shall receive a grant of performance stock units of the Company (“PSUs”) issued under the 2014 Plan (the “2017 PSU Award”). The target number of PSUs granted to the Executive shall be determined by dividing Two Hundred Fifty Thousand Dollars ($250,000) by the Fair Market Value of the Company’s Common Stock on the date of grant. For purposes of this Agreement, “Fair Market Value” means the closing price per share of the Common Stock on the applicable date for purposes of such determination hereunder, as reported on the New York Stock Exchange. The PSUs shall be subject to the terms and conditions of the 2014 Plan and a Performance Stock Unit Award Agreement (the “2017 PSU Award Agreement”), which 2017 PSU Award Agreement shall be substantially in the form of agreements relating to annual performance-based awards granted to other executives of the Company, with such changes therein that are necessary to conform the Executive’s 2017 PSU Award Agreement to the terms of this Section 2 and the terms set forth on Schedule A annexed hereto, and other changes therein as the Committee deems appropriate, provided that no terms of the 2017 PSU Award Agreement shall be inconsistent with the terms of this Agreement. The actual number of PSUs earned may range from 0% to 150% of the target number, based on achievement of the applicable performance criteria over a three-year performance period, as will be established by the Committee in its sole discretion, subject to the terms and conditions of the 2014 Plan. During the period following grant and prior to settlement, dividend equivalents will accrue with respect to the number of PSUs that actually vest at the end of the applicable performance period pursuant to the 2017 PSU Award corresponding to the amount of any dividends paid by the Company to the Company’s shareholders for the applicable dividend payment dates. Such dividend equivalents will be paid to the Executive at the time the PSU is settled. Except as otherwise provided in this Agreement or the applicable award agreement, to receive vested PSUs (and the related dividend equivalents), the Executive must be employed through the end of the applicable performance and vesting period, and be in continued compliance with the provisions of Section 8 of this Agreement.

(B)    2017 Time-Based Award Grant. On the date on which 2017 annual equity awards are granted to the Company’s senior executives, the Executive shall receive a grant of RSUs, issued under the 2014 Plan (the “2017 RSU Award”, and together with the 2017 PSU Award, the “2017 Award”). The number of RSUs to be issued shall be determined by dividing Two Hundred Fifty Thousand Dollars ($250,000) by the Fair Market Value of the Company’s Common Stock on the date of grant. The RSUs shall be subject to the terms and conditions of the 2014 Plan and a Restricted Stock Unit Award Agreement (the “2017 RSU Award Agreement”; and, together with the 2017 PSU Award Agreement, the “2017 Award Agreements”), which shall be substantially in the form of agreements relating to annual time-based awards granted to other executives of the Company, with such changes therein that are necessary to conform the Executive’s 2017 RSU Award Agreement to the terms of this Section 2 and other changes therein as the Committee deems appropriate, provided that no terms of the 2017 RSU Award Agreement shall be inconsistent with the terms of this Agreement. Vesting of the RSUs that comprise the 2017 RSU Awards shall be time-based and shall vest (and be settled on such vesting date) in three equal tranches of RSUs on each anniversary of the date of grant, subject to the Executive’s continued employment with the Company through each vesting date and his continued compliance with the provisions of Section 8 of this Agreement. During the period prior to vesting, dividend equivalents will be paid with respect to the RSUs granted pursuant to the 2017 RSU Award corresponding to the amount of any dividends paid by the Company to the Company’s shareholders for the applicable dividend payment date. Such dividend equivalents will be paid to the Executive when the corresponding dividend is paid to the Company’s stockholders.”

2.    Acknowledgement. Executive hereby acknowledges and agrees that nothing in this Amendment shall constitute “Good Reason” under the Employment Agreement.

3.    Entire Agreement. Except as otherwise provided herein, the Employment Agreement shall remain unaltered and of full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

ROBERT P. DEMCHAK

/s/ Robert P. Demchak

WASHINGTON PRIME GROUP INC.

By:	/s/ Mark E. Yale
	Name:	Mark E. Yale
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page - R. Demchak First Amendment to Amended and Restated Employment Agreement]

Schedule A

2017 Grants

The 2017 RSU Grant shall be $150,000 in grant-date fair value and shall vest in three equal annual installments.

The target value of the 2017 PSU Grant shall be $150,000 and shall include the following terms:

•	PSUs tied to a three-year prospective TSR relative to the Company's retail REIT peer group.

•	Payout Schedule:

WPG 3-Year TSR %-ile Rank	Earned Share Units (% of Target)
<30th Percentile	0%
30th Percentile	25%
40th Percentile	50%
50th Percentile	75%
60th Percentile	100%
70th Percentile	125%
80th Percentile	150%

Number of earned share units is linearly interpolated for performance between levels.

•	Payouts limited to 100%% of target if absolute TSR is negative.

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